UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

CREATIVE VISTAS, INC.
(Exact name of Registrant as specified in its Charter)

Arizona	0-30585	86-0464104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Forbes Street
Unit 8-10
Whitby, Ontario, Canada L1N 9T3

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 666-8676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On June 24, 2008, Creative Vistas, Inc. (the “Registrant”) and its subsidiary, Cancable Inc., an Ontario corporation, (“Cancable”), entered into a series of agreements with the purchasers from time to time a party to such agreements (collectively, the “Purchasers”), and LV Administrative Services, Inc., as administrative and collateral agent for each Purchaser (“LV”), pursuant to a financing transaction whereby the Registrant issued to Valens Offshore SPV II, Corp. (“Valens Offshore”) a secured term note in the amount of One Million Seven Hundred Thousand Dollars (U.S.$1,700,000) and to Valens U.S. SPV I, LLC (“Valens U.S.”) a secured term note in the amount of Eight Hundred Thousand Dollars (U.S.$800,000) (collectively, the “Company Notes”). The Registrant issued to Valens Offshore related warrants to purchase up to 1,333,333 shares of common stock of the Registrant at a price of $0.01 per share, and the Registrant issued to Valens U.S. related warrants to purchase up to 627,451 shares of common stock of the Registrant at a price of $0.01 per share. The loans are secured by all of the assets of the Registrant and its subsidiaries: A.C. Technical Systems Ltd., Creative Vistas Acquisition Corp., Cancable Holding Corp., Cancable, Iview Holding Corp., Iview Digital Video Solutions Inc., Cancable, Inc., 2141306 Ontario Inc., Cancable XL Inc., and XL Digital Services Inc.

The principal amounts of each of the Company Notes bear interest of twelve percent.

The Registrant and Cancable have granted purchasers a right of first refusal with respect to any debt or equity financings for a period of 180 days after closing.

ITEM 3.02	Unregistered Sales of Equity Securities

See Item 1.01. In connection with this transaction the Registrant relied upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as purchasers are each an “accredited investor” as defined in Rule 501(a) of Regulation D.

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are filed as part of this Report:

10.1	Securities Purchase Agreement, dated June 24, 2008, by and among LV Administrative Services, Inc., the purchasers from time to time a party thereto, Creative Vistas, Inc., and Cancable Inc.

10.2	Secured Term Note, dated June 24, 2008, issued by Creative Vistas, Inc. and Cancable Inc. to Valens Offshore SPV II, Corp.

10.3	Secured Term Note, dated June 24, 2008, issued by Creative Vistas, Inc. and Cancable Inc. to Valens U.S. SPV I, LLC

10.4	Warrant, dated June 24, 2008, issued by Creative Vistas, Inc. to Valens U.S. SPV I, LLC

10.5	Warrant, dated June 24, 2008, issued by Creative Vistas, Inc. to Valens Offshore SPV II, Corp.

10.6
Guaranty, dated June 24, 2008, by and among Creative Vistas, Inc., Cancable Inc., A.C. Technical Systems Ltd., Creative Vistas Acquisition Corp., Cancable Holding Corp., Iview Holding Corp., Iview Digital Video Solutions Inc., Cancable, Inc., 2141306 Ontario Inc., Cancable XL Inc., and XL Digital Services Inc.

10.7	Guaranty, dated June 24, 2008, of Brent Swanick

10.8
Master Security Agreement, dated June 24, 2008, by and among Creative Vistas, Inc., Cancable Inc., A.C. Technical Systems Ltd., Creative Vistas Acquisition Corp., Cancable Holding Corp., Iview Holding Corp., Iview Digital Video Solutions Inc., Cancable, Inc., 2141306 Ontario Inc., Cancable XL Inc., and XL Digital Services Inc.

10.9
Pledge Agreement, dated June 24, 2008, by and among LV Administrative Services, Inc., the purchasers from time to time a party thereto, Cancable Inc., Creative Vistas, Inc., Cancable Holding Corp., Creative Vistas Acquisition Corp., Cancable XL Inc., Iview Holding Corp., and Brent Swanick

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

June 30, 2008	Creative Vistas, Inc.

	By:	/s/ Heung Hung Lee
Name: Heung Hung Lee
Title: Chief Financial Officer and Secretary